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                                                                      Exhibit 21



DIRECT AND INDIRECT OPERATING SUBSIDIARIES OF FIRSTMERIT CORPORATION*


         Citizens Investment Corporation
         Citizens Savings Corporation of Stark County
         FirstMerit Bank, National Association
                  - Abell & Associates, Inc.
                  - Alpha Equipment Group, Inc.
                  - FirstMerit Advisors, Inc.
                  - FirstMerit Commercial Insurance Agency, Inc.
                  - FirstMerit Insurance Agency, Inc.
                  - FirstMerit Leasing Company
                  - FirstMerit Mortgage Corporation
                  - FirstMerit Mortgage Reinsurance Company, Inc. (Hawaii)
                  - FirstMerit Securities, Inc.
                  - FirstMerit Title Agency, Ltd.
                  - FMRC, Inc. (Delaware)
                  - FMS, Inc. (Delaware)
                  - FMSC, Inc. (Delaware)
                  - FMTP, LLC (Delaware)
                  - Mobile Consultants, Inc.
                  - Signal Finance Company
         FirstMerit Capital Trust I (Delaware)
         FirstMerit Community Development Corporation
         FirstMerit Credit Life Insurance Company (Arizona)
         FMT, Inc. (Delaware)
         SF Development Corp.


* Unless otherwise indicated, state of formation is Ohio.